Exhibit 99.1
AUTODESK, INC.
1998 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
(As Amended and Restated Effective October 1, 2016)

The following constitute the provisions of the 1998 Employee Qualified Stock Purchase Plan (herein called the “Plan”) of Autodesk, Inc. (herein called the “Company”).
1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
2.    Definitions.
(a)    “Board” shall mean the Board of Directors of the Company.
(b)    “Code” shall mean the Internal Revenue Code of 1986.
(c)    “Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Company.
(d)    “Company” shall mean Autodesk, Inc., a Delaware corporation.
(e)    “Compensation” shall mean all regular straight time earnings, payments for overtime, shift premium and commissions, but exclusive of any incentive compensation, incentive payments, bonuses, or other compensation.
(f)    “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
(g)    “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
(h)    “Employee” shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.
(i)     “Exercise Date” shall mean the date one day prior to the date six (6) months, twelve (12) months, eighteen (18) months or twenty-four (24) months after the Offering Date of each Offering Period.

(j)    “Exercise Period” shall mean a period commencing on an Offering Date or on the day after an Exercise Date and terminating one day prior to the date six (6) months later.
(k)    “Offering Period” shall mean a period of twenty-four (24) months consisting of four (4) six-month Exercise Periods during which options granted pursuant to the Plan may be exercised.
(l)    “Offering Date” shall mean the first day of each Offering Period of the Plan.
(m)    “Plan” shall mean this 1998 Employee Qualified Stock Purchase Plan.
(n)    “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
3.    Eligibility.
(a)    Any Employee as defined in paragraph 2 who shall be employed by the Company as of the date specified by the Committee (as defined in paragraph 14) shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.
(b)    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits such Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
4.    Offering Periods. The Plan shall be implemented by twenty-four (24) month Offering Periods beginning every six (6) months, until terminated in accordance with Section 20 hereof; provided that, the first Offering Period shall begin on the first business day after the Company’s Special Meeting on March 31, 1998. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.
5.    Participation.
(a)    An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it online via the employee portal or with the Company’s payroll office within the period specified by the Committee for the applicable Offering Period, unless a later or earlier time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.
(b)    Payroll deductions for a participant shall continue at the rate specified in the subscription agreement throughout the Offering Period with automatic re-enrollment for the Offering Period which commences the day after the Exercise Date at the same rate specified in the original subscription agreement, subject to any change in subscription rate made pursuant to Section 6(c), unless sooner terminated by the participant as provided in Section 10.

6.    Payroll Deductions.
(a)    At the time a participant files his or her subscription agreement, such participant shall elect to have payroll deductions made on each payday during the offering period in an amount not exceeding fifteen percent (15%) of his or her Compensation on each payroll date. The aggregate of such payroll deductions during any offering period shall not exceed fifteen percent (15%) of his or her aggregate Compensation during said offering period.
(b)    All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account. Notwithstanding the foregoing, in the event of an administrative error by the Company the result of which a participant’s payroll deductions are not credited to his or her account in accordance with such participant’s election made pursuant to Section 6(a) above, the Company may permit a participant to make a payment to his or her account prior to the next scheduled Exercise Date provided such contributions do not cause such participant’s aggregate credits to his or her account to exceed fifteen percent (15%) of his or her aggregate Compensation for the Offering Period with respect to which such administrative error was made.
(c)    A participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease the rate of his or her payroll deductions at any time during the Offering Period by completing or filing with the Company a form provided by the Company notifying the payroll office of such withdrawal or reduction of withholding rate. The decrease in rate shall be effective as of the next pay date following receipt of the form or at such other time as the Company and the participant may agree. A participant may not increase the rate of his or her payroll deductions during an Offering Period.
7.    Grant of Option.
(a)    On the Offering Date of each Offering Period, each eligible Employee participating in the Plan shall be granted an option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions to be accumulated prior to such Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during an Offering Period a number of shares in excess of a number determined by dividing $50,000 by the fair market value of a share of the Company’s Common Stock on the Offering Date, subject to the limitations set forth in Sections 3(b) and 13 hereof. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein.
(b)    The option price per share of the shares offered in a given Exercise Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be the closing price as quoted on the Nasdaq Stock Market, Inc.’s National Market or, if traded on a securities exchange, the closing price on such exchange.
8.    Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 11, his or her option for the purchase of shares will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated payroll deductions in his or her account. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.    Delivery. As promptly as practicable after the Exercise Date of each offering, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining which is insufficient to purchase a full share of Common Stock at the termination of each Exercise Period shall be refunded to the participant.
10.    Automatic Transfer to Low Price Offering Period. In the event that the fair market value of the Company’s Common Stock is lower on an Exercise Date than it was on the first Offering Date for that Offering Period, all Employees participating in the Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date. A participant may elect to remain in the previous Offering Period by filing a written statement declaring such election with the Company prior to the time of the automatic change to the new Offering Period.
11.    Withdrawal; Termination of Employment.
(a)    A participant may withdraw all but not less than all the payroll deductions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant’s payroll deductions credited to his or her account will be paid to him or her at the next pay date after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period.
(b)    Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, the payroll deductions credited to his or her account will be returned to the participant’s or, in the case the of participant’s death, to the person or persons entitled thereto under Section 15, and his or her option will be automatically terminated.
(c)    A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.
12.
    Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
13.
    Stock.
(a)    The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 4,000,000 shares, plus an annual increase to be made on the last day of the immediately preceding fiscal year equal to the lesser of (i) 5,000,000 shares, (ii) 2% of the Issued Shares (as defined below) on such date or (iii) a lesser amount determined by the Board, subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof. “Issued Shares” shall mean the number of shares of Common Stock of the Company outstanding on such date plus any shares reacquired by the Company during the fiscal year that ends on such date. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Exercise Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.
(b)    The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
(c)    Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
14.    Administration. The Plan shall be administered by the Board of Directors of the Company or a committee appointed by the Board (the “Committee”). The administration, interpretation or application of the Plan by the Board or its Committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:
(a)    Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.
(b)    If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.
15.    Designation of Beneficiary.
(a)    A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the offering period but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the offering period.
(b)    Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
16.    Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11.
17.    Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.    Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees annually promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance refunded or to be refunded, if any.
19.    Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.
The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.
20.    Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. No such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Act or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.
Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have participants, the Board or its Committee, in their sole discretion, shall have the power and authority at any time to (i) modify the terms and conditions of the Plan as applicable to individuals outside the United States to comply with applicable foreign laws; (ii) establish sub-plans and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to this Plan as appendices) and (iii) take any action that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Board or its Committee may not take any actions hereunder that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law or cause the Plan not to comply with Section 423 of the Code.
21.    Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.    Stockholder Approval. Any required approval by the stockholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder.
23.    Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
24.    Term of Plan. The Plan became effective upon January 27. 1998. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 20.